UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Sports Entertainment Gaming Global Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5049 Edwards Ranch Rd., 4th Floor Fort Worth, Texas	76109
(Address of Principal Executive Offices)	(Zip Code)

(737) 787-3798

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SEGG	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $2,300.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02 – Election of Directors.

On February 25, 2026, the Board of Directors (the “Board”) of Sports Entertainment Gaming Global Corporation (the “Company”) appointed Robert Stubblefield and Daniel Bailey to serve as members of the Board.

Mr. Stubblefield was appointed as a Class II director with a term expiring at the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Bailey was appointed as a Class III director with a term expiring at the Company’s 2028 annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Stubblefield currently serves as the Company’s Chief Financial Officer and Interim Chief Executive Officer and President. He has extensive experience in corporate finance, public company governance, capital markets execution, and strategic transaction management. Since joining the Company, Mr. Stubblefield has overseen capital structure initiatives, acquisition integration processes, and operational alignment efforts supporting the Company’s transition to a focused sports, entertainment, and gaming platform.

The Board believes Mr. Stubblefield’s financial leadership and operational continuity will further support disciplined capital allocation and execution of the Company’s acquisition-driven growth strategy.

Mr. Bailey is the CEO of Veloce Media Group (“Veloce”), a leading global digital motorsport and gaming media platform in which the Company recently acquired a controlling interest. Mr. Bailey brings substantial experience across digital content strategy, esports operations, commercial partnerships, and international brand expansion. During his tenure at Veloce, he has played a central role in scaling global sponsorship relationships, expanding competitive racing platforms, and driving audience growth across key markets.

The Board believes Mr. Bailey’s operating expertise and direct knowledge of Veloce’s global platform will support the Company’s integration efforts and its broader strategy of building scalable, revenue-generating sports and entertainment assets.

As previously disclosed in the Company’s Current Report on Form 8-K filed on February 23, 2026. Mr. Bailey was a party to the Share Purchase Agreement entered into in connection with the Company’s acquisition of a controlling interest in Veloce. Pursuant to that agreement, Mr. Bailey received consideration in connection with the sale of his equity interests in Veloce. The transaction constituted a related party transaction under Item 404(a) of Regulation S-K and was disclosed in such prior filing. The Company does not have any additional related party transactions with Mr. Bailey requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sports Entertainment Gaming Global Corporation.

By:	/s/ Robert J. Stubblefield
Name:	Robert J. Stubblefield
Title:	Interim Chief Executive Officer

March 2, 2026